Exhibit 99.1

The Joint Corp. Announces Exercise of Over-Allotment Option

SCOTTSDALE, Ariz., January 5, 2016 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, today announced that the underwriters of its previously announced follow-on public offering of common stock have exercised their over-allotment option to purchase an additional 340,909 shares of common stock at a public offering price of $5.50 per share, resulting in additional aggregate gross proceeds of approximately $1.87 million before deducting underwriting discounts and commissions and other estimated offering expenses. After giving effect to the over-allotment exercise, the total number of shares offered and sold by The Joint Corp. in its follow-on public offering increased to 2,613,636 shares.

With the over-allotment option exercise, the company received total gross proceeds from its follow-on public offering of common stock of $14.37 million before deducting underwriting discounts and commissions and other estimated offering expenses.

“We are pleased to see the full exercise of the over-allotment option, demonstrating further confidence in the company’s momentum and the future potential of The Joint Corp. model as the company continues its national expansion,” stated John B. Richards, chief executive officer of The Joint Corp.

Feltl and Company and Maxim Group LLC acted as joint book-running managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 19, 2015. This offering was made only by means of a prospectus, final copies of which can be obtained by contacting Feltl and Company, 2100 LaSalle Plaza, 800 LaSalle Ave, Minneapolis, MN 55402, Attention: Prospectus Department, or by telephone at (612) 492-8800; or by e-mail: prospectus@feltl.com, or by contacting Maxim Group LLC by telephone at (212) 895-3695; or by e-mail: syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Joint Corp. (NASDAQ: JYNT)

The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Our no-appointment policy and convenient hours and locations make care more accessible, and our affordable membership plans and packages eliminate the need for insurance. With 310+ clinics nationwide and nearly three million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, You Tube and LinkedIn.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in The Joint Corp.’s Registration Statement on Form S-1. Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

Peter Vozzo

peter.vozzo@westwicke.com

443-213-0505

Media Contact:

Marcia Rhodes

mrhodes@acmarketingpr.com

480-664-8412, ext. 15